Exhibit 99.1

State Street Reports Fourth-Quarter Earnings Per Share of $1.00

Total Revenue Increases 2% Compared to Third Quarter with Servicing Fees up 6% and Management Fees up 5%

Achieves Full-Year Positive Operating Leverage Compared to 2008

BOSTON--(BUSINESS WIRE)--January 20, 2010--State Street Corporation today announced fourth-quarter 2009 earnings per common share of $1.00 on revenue of $2.280 billion compared with $0.54 per share on revenue of $2.673 billion in the fourth quarter of 2008. Expenses in the fourth quarter of 2009 are $1.565 billion, compared with $2.311 billion in the fourth quarter of 2008. For the fourth quarter of 2009, return on common shareholders’ equity was 14.0%, up from 8.4% in the fourth quarter of 2008.

Compared to the third quarter of 2009, fourth-quarter 2009 results improved from $0.66 per share on revenue of $2.236 billion. Expenses in the third quarter of 2009 were $1.733 billion. For the third quarter of 2009, return on common shareholders’ equity was 10.2%.

The 2009 results included an after-tax extraordinary loss of $(3.684) billion or $(7.77) per share related to the effect of the May 2009 consolidation of the State Street-administered asset-backed commercial paper conduits onto the Company’s balance sheet. In 2009, State Street reported full-year earnings per share of $3.46, before the extraordinary loss, on revenue of $8.640 billion compared with earnings per share of $4.30 on revenue of $10.693 billion in 2008. Including the extraordinary loss, the full-year 2009 loss per share was $(4.31). Return on common shareholders’ equity was 13.2% in 2009 before the extraordinary loss, compared with 14.8% in 2008.

In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles (GAAP), management also presents results on an “operating basis” in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this press release. Also see “Additional Information.” Net interest revenue on an operating basis for all periods is presented on a fully taxable-equivalent basis.

Operating-basis results for 2009 exclude a pre-tax provision of $(250) million or $(0.37) per share related to an increase in the reserve established in 2007 to address legal exposure related to losses incurred by investors in certain fixed-income strategies managed by State Street Global Advisors, $(106) million or $(0.22) per share related to repayment of the U.S. Treasury’s TARP Capital Purchase Program investment and $(49) million, or $(0.06) per share, of pre-tax merger and integration costs associated with the 2007 acquisition of Investors Financial Services Corp., which includes the fourth-quarter and third-quarter 2009 effects of $(9) million or $(0.01) per share and $(11) million or $(0.01) per share, respectively, for pre-tax merger and integration costs associated with that acquisition.

“Operating-basis” results for full-year 2008 exclude previously reported net pre-tax effects of $(751) million, or $(1.31) per share and for the fourth quarter of 2008 exclude previously reported net pre-tax effects of $(723) million, or $(1.04) per share. These items, including the related tax effects, are more fully described in the reconciliations of full-year and fourth-quarter 2008 operating-basis results in the addendum at the end of this press release.

The table below provides a summary of selected financial information and key ratios for the indicated periods, presented on an operating basis where noted. The tier 1 capital and tier 1 leverage ratios are capital ratios used regularly by bank regulatory authorities to evaluate the Company’s capital adequacy. The tier 1 common ratio was used by the Federal Reserve in connection with its Supervisory Capital Assessment Program. The TCE and TCE/risk-weighted assets ratios are other capital ratios management believes provide additional context for understanding and assessing the Company’s capital adequacy. Unless otherwise specified, all capital ratios referenced in this press release refer to State Street Corporation and not State Street Bank and Trust Company. See “Additional Information” for a further description of these ratios and the addendum at the end of this press release for reconciliations applicable to the TCE ratios.

	Q4 2009	Q3 2009	Increase/(Decrease)		Q4 2008	Increase/(Decrease)
Selected Financial Information and Key Ratios
(Dollars in millions)
Total revenue(1)	$2,312	$2,267	$45	2.0%	$2,641	$(329)	(12.5%)
Total expenses(1)	1,556	1,472	84	5.7%	1,528	28	1.8%
Total assets (2)	157,946	163,277	(5,331)	(3.3%)	173,631	(15,685)	(9.0%)
Unrealized loss on investment Portfolio, after-tax(2)	(2,286)	(2,985)	699	23.4%	(6,316)	4,030	63.8%

AUCM (dollars in billions):
Assets under custody and administration(2)(3)	$18,795	$17,935	$860	4.8%	$15,907	$2,888	18.2%
Assets under management(2)	1,911	1,735	176	10.1%	1,444	467	32.3%

Earnings per common share(1)	$0.99	$1.05	$(0.06)	(5.7%)	$1.58	$(0.59)	(37.3%)
Return on common equity(1)	13.8%	16.2%	(240) bps		24.3%	(1050) bps
Tier 1 capital ratio(2)	17.5%	15.3%	220 bps		20.3%	(280) bps
Tier 1 leverage ratio(2)	8.5%	8.0%	50 bps		7.8%	70 bps
Tier 1 common ratio(2)	15.3%	13.3%	200 bps		15.5%	(20) bps
TCE ratio(2)	6.6%	5.6%	100 bps		4.6%	200 bps
TCE/RWA ratio(2)	12.6%	10.2%	240 bps		7.3%	530 bps

(1) Presented on an operating basis.
(2) As of period end.
(3) Includes assets under custody of $13,748 billion, $13,260 billion, and $12,041 billion, respectively as of the end of Q4 2009, Q3 2009 and Q4 2008.

Operating-basis earnings per common share in the fourth quarter of 2009 are $0.99 per share down 37.3% from $1.58 per share in the fourth quarter of 2008. Operating-basis revenue of $2.312 billion in the fourth quarter of 2009 is down 12.5% from $2.641 billion in the fourth quarter a year ago. Operating-basis expenses of $1.556 billion in the fourth quarter of 2009 are up 1.8% from $1.528 billion in the year-ago quarter. For the fourth quarter of 2009, operating-basis return on common shareholders’ equity is 13.8%, down from 24.3% for the fourth quarter of 2008.

Operating-basis results for the full-year 2009 include earnings per share of $4.11 on revenue of $8.759 billion compared with earnings per share of $5.61 on revenue of $10.477 billion in 2008. Operating basis expenses for the full-year 2009 are $5.667 billion compared with $6.780 billion in 2008.

Total assets are $158 billion at December 31, 2009, compared with $163 billion at September 30, 2009 and $174 billion at December 31, 2008. Excluding $22 billion in excess deposits held at the Federal Reserve and other central banks at December 31, 2009, $22 billion at September 30, 2009, and $52 billion at December 31, 2008, the normalized balance sheet was $136 billion at December 31, 2009, compared to a normalized balance sheet of $141 billion at September 30, 2009 and $122 billion as of December 31, 2008. State Street’s regulatory capital ratios continue to be strong as of December 31, 2009, with the Company’s tier 1 capital ratio at 17.5% and leverage ratio at 8.5%. In addition, the Company’s tier 1 common ratio is 15.3%, its TCE to risk-weighted assets ratio is 12.6%, and its TCE ratio is 6.6%, well ahead of the projected TCE ratio of 4.91% the Company targeted in February 2009 at its Investor and Analyst Forum, which had been adjusted for consolidation of the asset-backed commercial paper conduits. This performance is due to organic capital generation, the successful equity raise in May, and the improvement in unrealized losses in the investment portfolio.

At December 31, 2009, the after-tax, unrealized mark-to-market losses in the investment portfolio are $2.29 billion, down from $2.98 billion at September 30, 2009, and down about 65% from $6.32 billion as of December 31, 2008.

Ronald E. Logue, State Street's chairman and chief executive officer, said, "In 2009 we focused on strengthening our capital, servicing our clients, and controlling expenses. For the full year, we added $1.13 trillion in assets to be serviced as well as $248 billion in net new business in asset management. Also, on an operating basis, we achieved full-year positive operating leverage compared to 2008. In particular, investment manager operations outsourcing, alternative investment servicing, as well as passive management and ETF strategies generated new business and, based on the current pipeline, that trend is continuing. Our core business momentum also continues; on a quarter-over-quarter basis, we grew our servicing fee and management fee revenue, and in the fourth quarter we announced two proposed cash acquisitions, that of the securities services business of Intesa Sanpaolo, a premier provider of investment services in Italy and Luxembourg and that of Mourant International Finance Administration, a leading servicer of alternative investment servicing.”

Joseph L. Hooley, president and chief operating officer added, “Given the past year’s quarterly momentum in servicing fee and management fee revenue, we are increasingly confident in our ability to grow revenue during 2010. However, we continue to face headwinds from the impact of market-driven revenue and expect the transition in market-driven revenue that began in 2009 to continue into 2010. Including discount accretion associated with the former conduit assets, we expect operating-basis earnings per share in 2010 to be modestly below the lower end of our 10 to 15 percent range. However, to create more transparency and to underscore our confidence in our core businesses, going forward, we will report our operating-basis financial results excluding both merger and integration costs as well as the impact of conduit discount accretion. On this basis, 2009 operating-basis revenue would have been $8.138 billion and operating-basis earnings per share would have been $3.32. We expect our 2010 operating-basis earnings per share, excluding merger and integration costs and conduit discount accretion, to be only slightly above the level of 2009, reflecting in part increased outstanding average shares.”

Hooley concluded, “We begin 2010 from a position of strength. We believe we are well positioned globally and that, over economic and market cycles, we will maintain our long-term financial goals of operating-basis revenue growth of 8 percent to 12 percent, growth in operating-basis earnings per share of 10 percent to 15 percent, and operating-basis return on equity of between 14 percent and 17 percent.”

In 2009, discount accretion of $621 million, or $0.79 per share, contributed to State Street’s capital strength, and the Company expects about $900 million, or $1.08 per share, in 2010, and expects about $5.3 billion in total on a pre-tax basis to accrete into revenue over the life of the assets, based on anticipated pre-payment speeds, credit quality and assuming the company holds the securities to maturity.

FOURTH-QUARTER 2009 RESULTS VS. YEAR-AGO FOURTH QUARTER

Servicing fees are up 5% to $882 million from $842 million in last year’s fourth quarter. The increase is attributable primarily to the increase in daily average equity valuations and new business. Total assets under custody and administration are $18.795 trillion at December 31, 2009, up 18%, compared with $15.907 trillion at December 31, 2008. Daily average values for the S&P 500 Index are up 19% and the MSCI® EAFE IndexSM increased approximately 28% from the fourth quarter of 2008.

Investment management fees, generated by State Street Global Advisors, are $231 million, up 11% from $209 million in the year-ago quarter. The increase in management fees is attributable primarily to the increase in average month-end equity valuations, as well as net new business, with the increase in assets partly offset by a change in asset mix. Average month-end equity valuations are up about 17% as measured by the S & P 500 and are up 28% as measured by the MSCI EAFE indexSM. Total assets under management at December 31, 2009, are $1.911 trillion, up 32% compared to $1.444 trillion at December 31, 2008.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $270 million for the fourth quarter of 2009, down 35% from $418 million in the fourth quarter a year-ago. The 57% decrease in foreign exchange revenue is primarily due to lower volatility and lower volumes. Brokerage and other fees increased 47% due primarily to strength in transition management and increases in electronic trading.

Securities finance revenue is $83 million in the quarter, down 75% from $329 million in the year-ago fourth quarter due primarily to compressed spreads as well as lower volumes.

Processing fees and other is $60 million, down 28% from $83 million in the fourth quarter of 2008 due to several factors, none of which is material.

Net interest revenue on an operating basis is $729 million, a decrease of 10% from $811 million in the year-ago fourth quarter due primarily to the impact of the continuing low interest-rate environment, and the decline in customer balances from the abnormally high levels in the fourth quarter of 2008, offset partially by the impact of discount accretion from the consolidated conduit assets. Net interest margin of 235 basis points in the fourth quarter was up slightly from the fourth quarter of 2008; excluding discount accretion, the net interest margin would have been 161 basis points. The net interest margin for the full year is 220 basis points including discount accretion and would have been 169 basis points excluding discount accretion.

In the quarter, due to the improving markets, we recorded $108 million of net gains from sales of securities, partially offset by $51 million of other-than-temporary impairment related to credit, resulting in $57 million of net gains related to investment securities. In addition, we recorded a $35 million provision for loan losses, primarily related to commercial real estate exposures.

Operating-basis expenses in the fourth quarter of 2009 increased to $1.556 billion, up 1.8% from $1.528 billion in the year-ago quarter, primarily as a result of a 13% increase in salaries and benefits. In the fourth quarter of 2008, we reversed approximately 50% of previously accrued full-year incentive compensation, resulting in a low level of salaries and benefits expense for the quarter. Transaction processing expense of $158 million increased 9% attributable to higher volumes in the investment servicing business, offset partially by a 7% reduction in occupancy expense, from $124 million to $115 million. Other expenses declined 17%, from $398 million to $329 million partially due to a lower level of governmental fees paid in 2009 compared to 2008.

The effective tax rate on operating-basis earnings for the fourth quarter of 2009 is 28.5%, down from 35.3% on the same basis for the fourth quarter of 2008. The decrease in the rate is the result of an increase in the proportion of earnings from non-U.S. subsidiaries where the intention is to reinvest the earnings indefinitely overseas, as well as to certain adjustments in prior year tax accruals. The effective tax rate on operating-basis earnings for the full year 2010 is expected to be approximately 30%.

FOURTH-QUARTER 2009 RESULTS VS. THIRD QUARTER 2009

The following information is presented on an operating basis. Earnings per common share in the fourth quarter of 2009 are $0.99, a decrease of 5.7% compared with $1.05 in the third quarter of 2009. Total revenue in the fourth quarter of $2.312 billion, is up 2.0% from $2.267 billion in the third quarter of 2009. Total expenses for the fourth quarter of 2009 are $1.556, up 5.7% from $1.472 billion in the third quarter of 2009. Return on common shareholders’ equity of 13.8% in the fourth quarter compares with 16.2% in the third quarter.

The table below provides the components of operating-basis revenue:

Operating-Basis Revenue			Increase/(Decrease)
(Dollars in millions)	Q4 2009	Q3 2009	$	%
Servicing fees	$882	$833	$49	5.9%
Investment management fees	231	219	12	5.5
Trading services revenue	270	269	1	0.4
Securities finance revenue	83	105	(22)	(21.0)
Processing fees and other revenue	60	45	15	33.3
Net interest revenue, fully-taxable equivalent basis(1)	729	754	(25)	(3.3)
Gains related to investment securities, net	57	42	15	35.7
Total Operating-Basis Revenue	$2,312	$2,267	$45	2.0%

(1) The fourth quarter of 2009 and the third quarter of 2009 include $32 million and $31 million tax-equivalent adjustments, which increased GAAP-basis net interest revenue of $697 million and $723 million, respectively, for the periods.

Servicing fees are $882 million, up 6% from $833 million in the third quarter due primarily to new business as well as the increase in daily average equity valuations. Management fees are $231 million up 5% from $219 million primarily due to the increase in the average month-end equity valuations, and net new business. Trading services revenue is $270 million, compared to $269 million. Securities finance revenue is $83 million, down 21% from $105 million in the prior quarter primarily due to compressed spreads, partially offset by slightly increased volumes. Processing fees and other revenue increased from $45 million to $60 million. Net interest revenue on a fully taxable-equivalent basis is $729 million, down 3% from $754 million due to a lower level of discount accretion ($230 million versus $279 million) caused by the absence of one-time pay-downs and slower prepayment rates, offset partially by the impact of the investment strategy which we began to execute in the third quarter.

The table below provides the components of operating-basis expenses:

Operating-Basis Expenses			Increase/(Decrease)
(Dollars in millions)	Q4 2009	Q3 2009	$	%
Salaries and employee benefits	$791	$819	$(28)	(3.4)
Information systems and communications	163	165	(2)	(1.2)
Transaction processing services	158	148	10	6.8
Occupancy	115	118	(3)	(2.5)
Other	329	222	107	48.2
Total Operating-Basis Expenses	$1,556	$1,472	$84	5.7%

Compared to the third quarter of 2009, salaries and employee benefits expense decreased 3% to $791 million from $819 million primarily due to a $50 million decrease in discretionary cash incentive compensation accruals recorded in the fourth quarter. Transaction processing expenses increased 7% due to higher volumes in the investment servicing business and other expenses increased 48% to $329 million due primarily to an adverse judgment of $60 million rendered by a Netherlands court in connection with SSgA’s appointment of Lehman Brothers as prime broker for certain investment funds, and other securities processing costs. All other lines were approximately flat on a quarter-to-quarter basis.

ADDITIONAL INFORMATION

All per share amounts represent fully diluted earnings per common share. Return on common shareholders’ equity is determined by dividing annualized net income available to common shareholders by average common shareholders’ equity for the period. Positive operating leverage is defined as the excess rate of growth of total revenue over the rate of growth of total expenses, each determined on an operating basis.

This press release includes financial information presented on a GAAP basis as well as on an operating basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this press release.

Management believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and of interest to investors. Below is a description of, and other information with respect to, the capital ratios referenced in this press release.

  The tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios, as applicable, are each calculated in accordance with applicable bank regulatory requirements and, as permitted, exclude the impact of commercial paper purchased under the Federal Reserve Bank of Boston’s AMLF.
  The tier 1 risk-based common, or tier 1 common, ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program, the results of which were announced on May 7, 2009. Although we understand that the Federal Reserve does not intend to prospectively require calculation of the tier 1 common ratio, due to the recent timing of the Supervisory Capital Assessment Program, management is currently monitoring this ratio, along with the other capital ratios described in this press release, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors.

Reconciliations with respect to unaudited tier 1 common capital as of December 31, 2009, September 30, 2009 and December 31, 2008 are provided in the addendum at the end of this press release.

  The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude commercial paper purchased under the AMLF and cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE ratio as of December 31, 2009, September 30, 2009, and December 31, 2008 are provided in the addendum at the end of this press release.
  The ratio of tangible common equity to risk-weighted assets, or TCE/RWA ratio, is calculated by dividing total consolidated common shareholders’ equity (reduced by goodwill and other intangible assets net of related deferred taxes) by total risk-weighted assets (determined in accordance with applicable bank regulatory requirements). As permitted by bank regulations, total risk-weighted assets exclude commercial paper purchased under the AMLF. The TCE/RWA ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE/RWA ratio, our TCE/RWA ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity is a non-GAAP financial measure and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE/RWA ratio as of December 31, 2009, September 30, 2009, and December 31, 2008 are included in the addendum at the end of this press release.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Wednesday, January 20, 2010, at 9:00 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 or +1 888/391-4233 (Conference ID #49105957). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 or +1 800/642-1687 (Conference ID#49105957) , beginning approximately two hours after the call’s completion. The telephone replay will be available for two weeks following the conference call. This press release, presentation materials referred to on the conference call, and additional financial information are available on State Street’s website, at www.statestreet.com/stockholder under “Investor Information--Latest News, Annual Reports and Financial Trends—Financial Trends,” and “Investor Events and Presentations.”

State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $18.795 trillion in assets under custody and administration and $1.911 trillion in assets under management at December 31, 2009, State Street operates in 25 countries and more than 100 geographic markets and employs 27,310 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call +1 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by United States securities laws, including statements about our about our goals and expectations regarding our business, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Important factors that may affect future results and outcomes include, but are not limited to:

  financial market disruptions and the economic recession, whether in the U.S. or internationally, and monetary and other governmental actions, including regulation, taxes and fees, designed to address or otherwise be responsive to such disruptions and recession, including actions taken in the U.S. and internationally to address the financial and economic disruptions that began in 2007;
  increases in the potential volatility of, or declines in the levels of, our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets;
  the financial strength and continuing viability of the counterparties with which we or our customers do business and to which we have investment, credit or financial exposure;
  the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our customers;
  the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the income statement recognition of an impairment loss;
  the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings;
  the ability to complete our announced and pending acquisitions, including the ability to obtain regulatory approvals in multiple jurisdictions and the satisfaction of other closing conditions;
  the risks that acquired businesses will not be integrated successfully, or will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that customer and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with customers, employees or regulators;
  the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;
  our ability to attract deposits and other low-cost, short-term funding;
  potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;
  the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;
  our ability to measure the fair value of the investment securities on our consolidated balance sheet;
  the results of litigation, government investigations and similar disputes and, in particular, the effect of current or potential proceedings concerning State Street Global Advisors’, or SSgA’s, active fixed-income strategies and other investment products;
  the enactment of legislation and changes in regulation and enforcement that impact us and our customers;
  adverse publicity or other reputational harm;
  our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;
  the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;
  our ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;
  our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;
  the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;
  changes in government regulation or new legislation, which may increase our costs, expose us to risk related to compliance or impact our customers;
  changes in accounting standards and practices; and
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2008 Annual Report on Form 10-K, our Current Report on Form 8-K dated May 18, 2009, and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on Risk Factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, January 20, 2010, and we do not undertake efforts to revise those forward-looking statements to reflect events after this date.

Earnings Press Release Addendum

Consolidated Financial Highlights
December 31, 2009

	Quarters Ended			% Change
				Q4 2009	Q4 2009
(Dollars in millions, except per share amounts or where otherwise noted)	December 31,	September 30,	December 31,	vs.	vs.
	2009	2009	2008	Q3 2009	Q4 2008
Revenue:
Fee revenue	$1,526	$1,471	$1,881
Net interest revenue	697	723	843
Net gains from sales of available-for-sale securities	108	141	27
Losses from other-than-temporary impairment	(51)	(99)	(78)
Total Revenue	2,280	2,236	2,673	2%	(15)%

Provision for Loan Losses	35	16	-

Total Expenses:
Expenses from operations	1,556	1,472	1,528	6	2
Non-operating provisions	-	250	756 (1)
Merger and integration costs	9	11	27	(18)	(67)

Net Income	498	327	256	52	95

Net Income Available to Common Shareholders	498	327	234	52	113

Diluted Earnings Per Common Share	1.00	.66	.54	52	85

Average Diluted Common Shares Outstanding (in thousands)	497,615	498,290	431,902

Cash Dividends Declared Per Common Share	$.01	$.01	$.24
Closing Price Per Share of Common Stock (at quarter end)	43.54	52.60	39.33

Ratios:
Return on common equity	14.0%	10.2%	8.4%
Net interest margin, fully taxable-equivalent basis	2.35	2.47	2.00
Tier 1 risk-based capital	17.5	15.3	20.3
Total risk-based capital	18.8	16.5	21.6
Tier 1 leverage	8.5	8.0	7.8
Tier 1 common to risk-weighted assets (2)	15.3	13.3	15.5
Tangible common equity to tangible assets (2)	6.6	5.6	4.6
Tangible common equity to risk-weighted assets (2)	12.6	10.2	7.3

At Quarter End:
Assets Under Custody and Administration(3) (AUA) (in trillions)	$18.79	$17.94	$15.91
Assets Under Management (AUM) (in trillions)	1.91	1.74	1.44

(1) Composed of $450 million charge associated with SSgA Stable Value Funds and $306 million of restructuring costs associated with reduction in workforce and other cost initiatives.
(2) Refer to accompanying reconciliation for additional information.
(3) Includes assets under custody of $13.75 trillion, $13.26 trillion, and $12.04 trillion, respectively.

	Years Ended		% Change
			2009
	December 31,	December 31,	vs.
(Dollars in millions, except per share amounts)	2009	2008	2008
Revenue:
Fee revenue	$5,935	$7,747
Net interest revenue	2,564	2,650
Net gains from sales of available-for-sale securities	368	68
Losses from other-than-temporary impairment	(227)	(122)
Gain on sale of CitiStreet interest, net of exit and other associated costs	-	350
Total Revenue	8,640	10,693	(19)%

Provision for Loan Losses	149	-

Total Expenses:
Expenses from operations	5,917	7,736	(24)
Merger and integration costs	49	115	(57)

Income Before Extraordinary Loss	1,803	1,811	-
Extraordinary Loss, Net of Tax	(3,684)	-
Net Income (Loss)	(1,881)	1,811	(204)

Net Income Before Extraordinary Loss Available to Common Shareholders	1,640	1,789	(8)
Net Income (Loss) Available to Common Shareholders	(2,044)	1,789	(214)

Diluted Earnings Per Common Share Before Extraordinary Loss	$3.46	$4.30	(20)
Diluted Earnings (Loss) Per Common Share	(4.31)	4.30	(200)

Average Diluted Common Shares Outstanding (in thousands):	474,003	416,100

Cash Dividends Declared Per Common Share	$.04	$.95	(96)

Return on Common Equity Before Extraordinary Loss	13.2%	14.8%
Net interest margin, fully taxable-equivalent basis	2.19	2.08

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters and Years Ended December 31, 2009 and December 31, 2008

	Quarters Ended			Years Ended
	December 31,	December 31,		December 31,	December 31,
(Dollars in millions, except per share amounts)	2009	2008	% Change	2009	2008	% Change

Fee Revenue:
Servicing fees	$882	$842	5%	$3,276	$3,745	(13)%
Management fees	231	209	11	824	1,028	(20)
Trading services	270	418	(35)	1,094	1,467	(25)
Securities finance	83	329	(75)	570	1,230	(54)
Processing fees and other	60	83	(28)	171	277	(38)
Total fee revenue	1,526	1,881	(19)	5,935	7,747	(23)

Net Interest Revenue:
Interest revenue	877	1,427	(39)	3,286	4,879	(33)
Interest expense	180	584	(69)	722	2,229	(68)
Net interest revenue (1)	697	843	(17)	2,564	2,650	(3)

Gains (Losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	108	27		368	68
Losses from other-than-temporary impairment	(257)	(78)		(1,155)	(122)
Losses not related to credit	206	-		928	-
Gains (Losses) related to investment securities, net	57	(51)		141	(54)

Gain from sale of CitiStreet interest, net of exit and other associated costs	-	-		-	350
Total revenue	2,280	2,673	(15)	8,640	10,693	(19)

Provision for loan losses	35	-		149	-

Expenses:
Salaries and employee benefits	791	698	13	3,037	3,842	(21)
Information systems and communications	163	163	-	656	633	4
Transaction processing services	158	145	9	583	644	(9)
Occupancy	115	124	(7)	475	465	2
Provision for legal exposure	-	-		250	-
Provision for investment account infusion	-	450		-	450
Restructuring chargers	-	306		-	306
Merger and integration costs	9	27	(67)	49	115	(57)
Other	329	398	(17)	916	1,396	(34)
Total expenses	1,565	2,311	(32)	5,966	7,851	(24)
Income before income tax expense and extraordinary loss	680	362	88	2,525	2,842	(11)
Income tax expense	182	106		722	1,031
Income before extraordinary loss	498	256	95	1,803	1,811	-
Extraordinary loss, net of tax	-	-		(3,684)	-
Net income (loss)	$498	$256	95	$(1,881)	$1,811	(204)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$-	$-		$(106)	$-
Dividend on preferred stock	-	(18)		(46)	(18)
Accretion of preferred stock discount	-	(4)		(11)	(4)
	-	(22)		(163)	(22)
Net income before extraordinary loss available to common shareholders
	$498	$234	113	$1,640	$1,789	(8)

Net income (loss) available to common shareholders	$498	$234	113	$(2,044)	$1,789	(214)

Earnings Per Common Share Before Extraordinary Loss:
Basic(2)	$1.01	$.54	87	$3.50	$4.32	(19)
Diluted	1.00	.54	85	3.46	4.30	(20)

Earnings (Loss) Per Common Share:
Basic (3)	$1.01	$.54	87	$(4.32)	$4.32	(200)
Diluted	1.00	.54	85	(4.31)	4.30	(200)

Average Common Shares Outstanding (in thousands):
Basic	493,459	431,042		470,602	413,182
Diluted	497,615	431,902		474,003	416,100

Selected consolidated financial information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $729 million and $871 million for the quarters ended December 31, 2009 and 2008, respectively, and $2.69 billion and $2.75 billion for the years ended December 31, 2009 and 2008, respectively. These amounts include tax-equivalent adjustments of $32 million and $28 million for the quarters ended December 31, 2009 and 2008, respectively, and $126 million and $104 million for the years ended December 31, 2009 and 2008 respectively.

(2) Basic earnings per common share before extraordinary loss on distributed earnings were $.01 and $.24 for the quarters ended December 31, 2009 and 2008, respectively, and $.27 and $.94 for the years ended December 31, 2009 and 2008, respectively. Basic earnings per common share before extraordinary loss on undistributed earnings were $1.00 and $.30 for the quarters ended December 31, 2009 and 2008, respectively, and $3.23 and $3.38 for the years ended December 31, 2009 and 2008, respectively.

(3) Basic earnings per common share on distributed earnings were $.01 and $.24 for the quarters ended December 31, 2009 and 2008, respectively, and $.27 and $.94 for the years ended December 31, 2009 and 2008, respectively. Basic earnings per common share on undistributed earnings were $1.00 and $.30 for the quarters ended December 31, 2009 and 2008, respectively, and ($4.59) and $3.38 for the years ended December 31, 2009 and 2008, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters Ended December 31, 2009 and September 30, 2009

	Quarters Ended
	December 31,	September 30,
(Dollars in millions, except per share amounts)	2009	2009	% Change

Fee Revenue:
Servicing fees	$882	$833	6%
Management fees	231	219	5
Trading services	270	269	-
Securities finance	83	105	(21)
Processing fees and other	60	45	33
Total fee revenue	1,526	1,471	4

Net Interest Revenue:
Interest revenue	877	898	(2)
Interest expense	180	175	3
Net interest revenue (1)	697	723	(4)

Gains (Losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	108	141	(23)
Losses from other-than-temporary impairment	(257)	(828)	(69)
Losses not related to credit	206	729	(72)
Gains (Losses) related to investment securities, net	57	42	36

Total revenue	2,280	2,236	2

Provision for loan losses	35	16	119

Expenses:
Salaries and employee benefits	791	819	(3)
Information systems and communications	163	165	(1)
Transaction processing services	158	148	7
Occupancy	115	118	(3)
Provision for legal exposure	-	250	(100)
Merger and integration costs	9	11	(18)
Other	329	222	48
Total expenses	1,565	1,733	(10)
Income before income tax expense	680	487	40
Income tax expense	182	160	14
Net income	$498	$327	52

Earnings Per Common Share:
Basic (2)	$1.01	$.66	53
Diluted	1.00	.66	52

Average Common Shares Outstanding (in thousands):
Basic	493,459	493,453
Diluted	497,615	498,290

Selected consolidated financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $729 million and $754 million for the quarters ended December 31, 2009 and September 30, 2009, respectively. These amounts include tax-equivalent adjustments of $32 million and $31 million for the quarters ended December 31, 2009 and September 30, 2009, respectively.
(2) Basic earnings per common share on distributed earnings were $.01 for both the quarters ended December 31, 2009 and September 30, 2009, and on undistributed earnings were $1.00 and $.65 for the quarters ended December 31, 2009 and September 30, 2009, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Years Ended December 31, 2009 and December 31, 2008

	Quarters Ended (1)			Years Ended (1)
	December 31,	December 31,		December 31,	December 31,
(Dollars in millions, except per share amounts)	2009	2008	% Change	2009	2008	% Change

Fee Revenue:
Servicing fees	$882	$842	5%	$3,276	$3,745	(13)%
Management fees	231	209	11	824	1,028	(20)
Trading services	270	418	(35)	1,094	1,467	(25)
Securities finance	83	329	(75)	570	1,230	(54)
Processing fees and other	60	83	(28)	171	277	(38)
Total fee revenue	1,526	1,881	(19)	5,935	7,747	(23)

Net Interest Revenue:
Interest revenue, operating basis	909	1,133	(20)	3,388	4,714	(28)
Interest expense	180	322	(44)	705	1,930	(63)
Net interest revenue, operating basis	729	811	(10)	2,683	2,784	(4)

Gains (Losses) related to investment securities, net	57	(51)		141	(54)
Total revenue, operating basis (2)	2,312	2,641	(12.46)	8,759	10,477	(16.40)

Provision for loan losses	35	-		149	-

Expenses:
Salaries and employee benefits	791	698	13	3,037	3,842	(21)
Information systems and communications	163	163	-	656	633	4
Transaction processing services	158	145	9	583	644	(9)
Occupancy	115	124	(7)	475	465	2
Other	329	398	(17)	916	1,196	(23)
Total expenses, operating basis (2)	1,556	1,528	1.83	5,667	6,780	(16.42)
Income before income tax expense, operating basis	721	1,113	(35)	2,943	3,697	(20)
Income tax expense, operating basis	197	383		811	1,236
Tax-equivalent adjustment	32	28		126	104
Net income, operating basis	$492	$702	(30)	$2,006	$2,357	(15)

Net income available to common shareholders, operating basis	$492	$680	(28)	$1,949	$2,335	(17)

Diluted earnings per common share, operating basis	$.99	$1.58	(37)	$4.11	$5.61	(27)

Average diluted common shares outstanding (in thousands)	497,615	431,902		474,003	416,100

Return on common equity, operating basis	13.8%	24.3%		15.6%	19.3%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended December 31, 2009, negative operating leverage in the year-over-year comparison was 1,429 basis points, based on a decline in total operating-basis revenue of 12.46% and an increase in total operating-basis expenses of 1.83%. For the year ended December 31, 2009, positive operating leverage in the year-over-year comparison was 2 basis points, based on a decline in total operating-basis revenue of 16.40% and a decline in total operating-basis expenses of 16.42%

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended December 31, 2009 and September 30, 2009

	Quarters Ended (1)
	December 31,	September 30,
(Dollars in millions, except per share amounts)	2009	2009	% Change

Fee Revenue:
Servicing fees	$882	$833	6%
Management fees	231	219	5
Trading services	270	269	-
Securities finance	83	105	(21)
Processing fees and other	60	45	33
Total fee revenue	1,526	1,471	4

Net Interest Revenue:
Interest revenue, operating basis	909	929	(2)
Interest expense	180	175	3
Net interest revenue, operating basis	729	754	(3)

Gains (Losses) related to investment securities, net	57	42
Total revenue, operating basis (2)	2,312	2,267	1.99

Provision for loan losses	35	16

Expenses:
Salaries and employee benefits	791	819	(3)
Information systems and communications	163	165	(1)
Transaction processing services	158	148	7
Occupancy	115	118	(3)
Other	329	222	48
Total expenses, operating basis (2)	1,556	1,472	5.71
Income before income tax expense, operating basis	721	779	(7)
Income tax expense	197	225
Tax-equivalent adjustment	32	31
Net income, operating basis	$492	$523	(6)

Diluted earnings per common share, operating basis	$.99	$1.05	(6)

Average diluted common shares outstanding (in thousands)	497,615	498,290

Return on common equity, operating basis	13.8%	16.2%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended December 31, 2009, negative operating leverage in the quarter-over-quarter comparison was 372 basis points, based on an increase in total operating-basis revenue of 1.99% and an increase in total operating-basis expenses of 5.71%.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Year Ended December 31, 2009

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2009				Year Ended December 31, 2009

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$882			$882	$3,276			$3,276
Management fees	231			231	824			824
Trading services	270			270	1,094			1,094
Securities finance	83			83	570			570
Processing fees and other	60			60	171			171
Total fee revenue	1,526			1,526	5,935			5,935

Net Interest Revenue:
Interest revenue	877	$32	(1)	909	3,286	$102	(4)	3,388
Interest expense	180	-		180	722	(17)	(5)	705
Net interest revenue	697	32		729	2,564	119		2,683

Gains (Losses) related to investment securities, net	57	-		57	141	-		141
Total revenue	2,280	32		2,312	8,640	119		8,759

Provision for loan losses	35	-		35	149	-		149

Expenses:
Salaries and employee benefits	791	-		791	3,037	-		3,037
Information systems and communications	163	-		163	656	-		656
Transaction processing services	158	-		158	583	-		583
Occupancy	115	-		115	475	-		475
Provision for legal exposure	-	-		-	250	(250)	(6)	-
Merger and integration costs	9	(9)	(2)	-	49	(49)	(2)	-
Other	329	-		329	916	-		916
Total expenses	1,565	(9)		1,556	5,966	(299)		5,667
Income before income tax expense and extraordinary loss	680	41		721	2,525	418		2,943
Income tax expense	182	15	(3)	197	722	89	(7)	811
Tax-equivalent adjustment	-	32	(1)	32	-	126	(1)	126
Income before extraordinary loss	498	(6)		492	1,803	203		2,006
Extraordinary loss, net of tax	-	-		-	(3,684)	3,684	(8)	-
Net income (loss)	$498	$(6)		$492	$(1,881)	$3,887		$2,006

Adjustments to net income (loss):
Prepayment of preferred stock discount	$-	$-		$-	$(106)	$106	(9)	$-
Dividend on preferred stock	-	-		-	(46)	-		(46)
Accretion of preferred stock discount	-	-		-	(11)	-		(11)
	-	-		-	(163)	106		(57)
Net income before extraordinary loss available to common shareholders
	$498	$(6)		$492	$1,640	$309		$1,949

Net income (loss) available to common shareholders	$498	$(6)		$492	$(2,044)	$3,993		$1,949

Diluted earnings per common share before extraordinary loss	$1.00	$(.01)		$.99	$3.46	$.65		$4.11

Diluted earnings (loss) per common share	1.00	(.01)		.99	(4.31)	8.42		4.11

Average diluted common shares outstanding (in thousands)	497,615	497,615		497,615	474,003	474,003		474,003

Return on common equity before extraordinary loss	14.0%	(0.2)%		13.8%	13.2%	2.4%		15.6%

(1) Represents tax-equivalent adjustment which is not included in reported results.
(2) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial.
(3) Represents $3 million and $11 million of income tax benefits related to merger and integration costs and provision for legal exposure associated with certain fixed-income strategies managed by SSgA, respectively.
(4) Represents tax-equivalent adjustment of $126 million, which is not included in reported results, net of $24 million of revenue related to the AMLF.
(5) Represents interest expense related to the AMLF.
(6) Represents provision for legal exposure associated with certain fixed-income strategies managed by SSgA.
(7) Represents $3 million of income tax expense related to the AMLF, net of $20 million and $72 million of income tax benefits related to merger and integration costs and provision for legal exposure associated with certain fixed-income strategies managed by SSgA, respectively.
(8) Represents extraordinary loss related to the May 2009 consolidation of the asset-backed commercial paper conduits onto State Street's balance sheet.
(9) Represents prepayment of the preferred stock discount in connection with the June 2009 repayment of the U.S.Treasury's preferred stock investment under the TARP Capital Purchase Program.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Year Ended December 31, 2008

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2008				Year Ended December 31, 2008

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$842			$842	$3,745			$3,745
Management fees	209			209	1,028			1,028
Trading services	418			418	1,467			1,467
Securities finance	329			329	1,230			1,230
Processing fees and other	83			83	277			277
Total fee revenue	1,881			1,881	7,747			7,747

Net Interest Revenue:
Interest revenue	1,427	$(294)	(1)	1,133	4,879	$(165)	(8)	4,714
Interest expense	584	(262)	(2)	322	2,229	(299)	(2)	1,930
Net interest revenue	843	(32)		811	2,650	134		2,784

Gains (Losses) related to investment securities, net	(51)	-		(51)	(54)	-		(54)
Gain on sale of CitiStreet interest, net of exit and other associated costs	-	-		-	350	(350)	(9)	-
Total revenue	2,673	(32)		2,641	10,693	(216)		10,477

Provision for loan losses	-	-		-	-	-		-

Expenses:
Salaries and employee benefits	698	-		698	3,842	-		3,842
Information systems and communications	163	-		163	633	-		633
Transaction processing services	145	-		145	644	-		644
Occupancy	124	-		124	465	-		465
Provision for investment account infusion	450	(450)	(3)	-	450	(450)	(3)	-
Restructuring charges	306	(306)	(4)	-	306	(306)	(4)	-
Merger and integration costs	27	(27)	(5)	-	115	(115)	(5)	-
Other	398	-		398	1,396	(200)	(10)	1,196
Total expenses	2,311	(783)		1,528	7,851	(1,071)		6,780
Income before income taxes	362	751		1,113	2,842	855		3,697
Income tax expense	106	277	(6)	383	1,031	205	(11)	1,236
Tax-equivalent adjustment	-	28	(7)	28	-	104	(7)	104
Net income	$256	$446		$702	$1,811	$546		$2,357

Net income available to common shareholders	$234	$446		$680	$1,789	$546		$2,335

Diluted earnings per common share	$.54	$1.04		$1.58	$4.30	$1.31		$5.61

Average diluted common shares outstanding (in thousands)	431,902	431,902		431,902	416,100	416,100		416,100

Return on common equity	8.4%	15.9%		24.3%	14.8%	4.5%		19.3%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents tax-equivalent adjustment of $28 million, which is not included in reported results, and $322 million of revenue related to AMLF.
(2) Represents interest expense related to the AMLF.
(3) Represents a charge associated with SSgA Stable Value Funds.
(4)Represents restructuring costs associated with reduction in workforce and other cost initiatives.
(5) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial.
(6) Represents $24 million of income tax expense related to the AMLF, net of $180 million of income tax benefit related to SSgA Stable Value Funds, $112 million of income tax benefit related to restructuring costs, and $9 million of income tax benefit related to merger and integration costs associated with the acquisition of Investors Financial.
(7) Represents taxable-equivalent adjustment, which is not included in reported results.
(8) Represents taxable-equivalent adjustment of $104 million for the year ended December 31, 2008, which is not included in reported results, plus a $98 million charge associated with SILO leveraged lease transactions, net of $367 million of revenue related to the AMLF.
(9) Represents gain on the July 2008 sale of CitiStreet interest, net of exit and other associated costs.
(10) Represents a charge to provide for estimated net exposure on an indemnification obligation associated with collateralized repurchase agreements.
(11) Represents $27 million of income tax expense related to the AMLF, $39 million of income tax expense related to the reserve for SILO's and $140 million of income tax expense related to the gain from sale of CitiStreet interest, net of $180 million of income tax benefit related to SSgA Stable Value Funds, $112 million of income tax benefit related to restructuring costs, $39 million of income tax benefit related to merger and integration costs associated with the acquisition of Investors Financial and $80 million of income tax benefit related to the provision for estimated net exposure on an indemnification obligation associated with collateralized repurchase agreements.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended September 30, 2009

(Dollars in millions, except per share amounts)	Quarter Ended September 30, 2009

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$833			$833
Management fees	219			219
Trading services	269			269
Securities finance	105			105
Processing fees and other	45			45
Total fee revenue	1,471			1,471

Net Interest Revenue:
Interest revenue	898	$31	(1)	929
Interest expense	175	-		175
Net interest revenue	723	31		754

Gains (Losses) related to investment securities, net	42	-		42
Total revenue	2,236	31		2,267

Provision for loan losses	16	-		16

Expenses:
Salaries and employee benefits	819	-		819
Information systems and communications	165	-		165
Transaction processing services	148	-		148
Occupancy	118	-		118
Provision for legal exposure	250	(250)	(2)	-
Merger and integration costs	11	(11)	(3)	-
Other	222	-		222
Total expenses	1,733	(261)		1,472
Income before income tax expense and extraordinary loss	487	292		779
Income tax expense	160	65	(4)	225
Tax-equivalent adjustment	-	31	(1)	31
Net income	$327	$196		$523

Diluted earnings per common share	$.66	$.39		$1.05

Average diluted common shares outstanding (in thousands)	498,290	498,290		498,290

Return on common equity	10.2%	6.0%		16.2%

(1) Represents tax-equivalent adjustment, which is not included in reported results.
(2) Represents provision for legal exposure associated with certain fixed-income strategies managed by SSgA.
(3) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial.
(4) Represents income tax benefits of $4 million and $61 million related to merger and integration costs and provision for legal exposure associated with certain fixed-income strategies managed by SSgA, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

TANGIBLE COMMON EQUITY AND TIER 1 COMMON RATIOS
As of Period End

The table set forth below presents the calculations of State Street's ratios of tangible common equity to total tangible assets and to total risk-weighted assets, and its ratios of tier 1 common capital to total risk-weighted assets.

		For the periods ended
		December 31,	September 30,	December 31,
(Dollars in millions)		2009	2009	2008

Consolidated Total Assets		$157,946	$163,277	$173,631
Less:
Goodwill		4,550	4,554	4,527
Other intangible assets		1,810	1,845	1,851
AMLF investment securities		-	-	6,087
Excess reserves held at central banks		21,731	22,125	51,739
Adjusted assets		129,855	134,753	109,427
Plus:
Deferred tax liability		521	524	560
Total tangible assets	A	$130,376	$135,277	$109,987

Consolidated Total Common Shareholders' Equity		$14,491	$13,440	$10,891
Less:
Goodwill		4,550	4,554	4,527
Intangible assets		1,810	1,845	1,851
Adjusted equity		8,131	7,041	4,513
Plus deferred tax liability		521	524	560
Total tangible common equity	B	$8,652	$7,565	$5,073

Tangible common equity ratio	B/A	6.6%	5.6%	4.6%

Ratio of tangible common equity to total risk-weighted assets	B/D	12.6%	10.2%	7.3%

Tier 1 capital		$12,005	$11,271	$14,090
Less:
Trust preferred securities		1,450	1,450	1,450
TARP preferred stock		-	-	1,883
Tier 1 common capital	C	$10,555	$9,821	$10,757

Total risk-weighted assets	D	68,786	73,823	69,585

Ratio of tier 1 common capital to total risk-weighted assets	C/D	15.3%	13.3%	15.5%

STATE STREET CORPORATION
Earnings Press Release Addendum

OPERATING-BASIS RESULTS ADJUSTED FOR ACCRETION
Quarter and Year Ended December 31, 2009

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2009				Year Ended December 31, 2009

				Adjusted				Adjusted
	Operating			Operating	Operating			Operating
	Results	Accretion		Results	Results	Accretion		Results
Fee Revenue:
Servicing fees	$882			$882	$3,276			$3,276
Management fees	231			231	824			824
Trading services	270			270	1,094			1,094
Securities finance	83			83	570			570
Processing fees and other	60			60	171			171
Total fee revenue	1,526			1,526	5,935			5,935

Net Interest Revenue:
Interest revenue	909	$(230)	(1)	679	3,388	$(621)	(1)	2,767
Interest expense	180	-		180	705	-		705
Net interest revenue	729	(230)		499	2,683	(621)		2,062

Gains (Losses) related to investment securities, net	57	-		57	141	-		141
Total revenue	2,312	(230)		2,082	8,759	(621)		8,138

Income before income tax expense	721	(230)		491	2,943	(621)		2,322
Income tax expense (benefit)	197	(91)		106	811	(246)		565
Tax-equivalent adjustment	32	-		32	126	-		126
Net income	$492	$(139)		$353	$2,006	$(375)		$1,631

Adjustments to net income:
Dividend on preferred stock	$-	$-		$-	$(46)	$-		$(46)
Accretion of preferred stock discount	-	-		-	(11)	-		(11)
	-	-		-	(57)	-		(57)
Net income available to common shareholders	$492	$(139)		$353	$1,949	$(375)		$1,574

Diluted earnings per common share	$0.99	$(.28)		$.71	$4.11	$(.79)		$3.32

Average diluted common shares outstanding (in thousands)	497,615	497,615		497,615	474,003	474,003		474,003

(1) Represents accretion for the period of a portion of the aggregate difference between the fair value and the par value of the asset-backed commercial paper conduits' investment securities on the date of consolidation of the conduits onto the balance sheet.

STATE STREET CORPORATION
Earnings Press Release Addendum

OPERATING-BASIS RESULTS ADJUSTED FOR ACCRETION
Quarter Ended September 30, 2009

(Dollars in millions, except per share amounts)	Quarter Ended September 30, 2009

				Adjusted
	Operating			Operating
	Results	Accretion		Results
Fee Revenue:
Servicing fees	$833			$833
Management fees	219			219
Trading services	269			269
Securities finance	105			105
Processing fees and other	45			45
Total fee revenue	1,471			1,471

Net Interest Revenue:
Interest revenue	929	$(279)	(1)	650
Interest expense	175	-		175
Net interest revenue	754	(279)		475

Gains (Losses) related to investment securities, net	42	-		42
Total revenue	2,267	(279)		1,988

Income before income tax expense	779	(279)		500
Income tax expense (benefit)	225	(110)		115
Tax-equivalent adjustment	31	-		31
Net income	$523	$(169)		$354

Diluted earnings per common share	$1.05	$(.34)		$.71

Average diluted common shares outstanding (in thousands)	498,290	498,290		498,290

(1) Represents accretion for the period of a portion of the aggregate difference between the fair value and the par value of the asset-backed commercial paper conduits' investment securities on the date of consolidation of the conduits onto the balance sheet.

STATE STREET CORPORATION
Earnings Press Release Addendum

OPERATING-BASIS RESULTS ADJUSTED FOR ACCRETION
Quarter Ended June 30, 2009

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2009

				Adjusted
	Operating			Operating
	Results	Accretion		Results
Fee Revenue:
Servicing fees	$795			$795
Management fees	193			193
Trading services	310			310
Securities finance	201			201
Processing fees and other	17			17
Total fee revenue	1,516			1,516

Net Interest Revenue:
Interest revenue	804	$(112)	(1)	692
Interest expense	193	-		193
Net interest revenue	611	(112)		499

Gains (Losses) related to investment securities, net	26	-		26
Total revenue	2,153	(112)		2,041

Income before income tax expense	787	(112)		675
Income tax expense (benefit)	247	(44)		203
Tax-equivalent adjustment	31	-		31
Net income	$509	$(68)		$441

Adjustments to net income (loss):
Dividend on preferred stock	$(21)	$-		$(21)
Accretion of preferred stock discount	(5)	-		(5)
	(26)	-		(26)
Net income available to common shareholders	$483	$(68)		$415

Diluted earnings per common share	$1.04	$(.15)		$.89

Average diluted common shares outstanding (in thousands)	465,814	465,814		465,814

(1) Represents accretion for the period of a portion of the aggregate difference between the fair value and the par value of the asset-backed commercial paper conduits' investment securities on the date of consolidation of the conduits onto the balance sheet.

STATE STREET CORPORATION
Earnings Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	December 31,	September 30,	December 31,
(Dollars in millions, except per share amounts)	2009	2009	2008

Assets
Cash and due from banks	$2,641	$5,027	$3,181
Interest-bearing deposits with banks	26,632	27,479	55,733
Securities purchased under resale agreements	2,387	1,579	1,635
Trading account assets	148	150	815
Investment securities available for sale	72,699	71,675	54,163
Investment securities held to maturity purchased under money
market liquidity facility	-	-	6,087
Investment securities held to maturity	20,877	21,267	15,767
Loans and leases (net of allowance of $79, $53 and $18)	10,729	11,406	9,113
Premises and equipment	1,953	1,947	2,011
Accrued income receivable	1,497	1,618	1,738
Goodwill	4,550	4,554	4,527
Other intangible assets	1,810	1,845	1,851
Other assets	12,023	14,730	17,010
Total assets	$157,946	$163,277	$173,631

Liabilities
Deposits:
Noninterest-bearing	$11,969	$13,572	$32,785
Interest-bearing -- U.S.	5,956	5,327	4,558
Interest-bearing -- Non-U.S.	72,137	72,869	74,882
Total deposits	90,062	91,768	112,225

Securities sold under repurchase agreements	10,542	11,890	11,154
Federal funds purchased	4,532	4,949	1,082
Short-term borrowings under money market liquidity facility	-	-	6,042
Other short-term borrowings	20,200	20,724	11,555
Accrued taxes and other liabilities	9,281	11,661	14,380
Long-term debt	8,838	8,845	4,419
Total liabilities	143,455	149,837	160,857

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; 20,000 shares issued and outstanding
	-	-	1,883
Common stock, $1 par: authorized 750,000,000 shares; 495,365,571, 494,652,372 and 431,976,032 shares issued
	495	495	432
Surplus	9,180	9,159	6,992
Retained earnings	7,071	6,579	9,135
Accumulated other comprehensive loss	(2,238)	(2,776)	(5,650)
Treasury stock (at cost 431,832, 429,499 and 418,354 shares)	(17)	(17)	(18)
Total shareholders' equity	14,491	13,440	12,774
Total liabilities and shareholders' equity	$157,946	$163,277	$173,631

CONTACT:
State Street Corporation
Edward J. Resch, +1 617-664-1110
or
Investors:
Kelley MacDonald, +1 617-664-3477
or
Media:
Hannah Grove, +1 617-664-3377